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[BANKAMERICA CORPORATION LOGO APPEARS HERE]

                                                                    Exhibit 99

                                                                    NEWS

                                                                    For release:


Contact:

John Keane           (415) 622-2773
Sharon Tucker        (415) 622-2775


        BankAmerica Statement on Impact of Global Volatility and its Reduced Russian Exposure


SAN FRANCISCO, August 28, 1998--BankAmerica Corporation (BAC) said today that as a result of volatility in global financial markets it has incurred quarter-to-date trading losses (including net interest income associated with trading activities) of approximately $220 million. Year-to-date trading-related income was approximately $315 million.

The losses were incurred primarily in the Russia Federation and were the principal factor in reducing the company's total Russia Federation exposure from $412 million at June 30 to approximately $100 million at August 26.

BankAmerica reported net income of $1.725 billion through the first six months of the year and had total assets of $264 billion at June 30.



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